UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2013

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-28740	05-0489664

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 13, 2013, BioScrip, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), among the Company, certain selling stockholders named therein (the “Selling Stockholders”) and Morgan Stanley & Co. LLC, as the underwriter, relating to an underwritten public offering (the “Offering”) of 6,895,873 shares of its common stock offered by the Selling Stockholders, $.0001 par value per share, at a price to the public of $13.65 per share (the “Offering Price”). Under the terms of the Underwriting Agreement, the Selling Stockholders granted the underwriter a 30-day option to purchase up to an additional 1,020,000 shares of common stock at the Offering Price less underwriting discounts and commissions and other offering expenses payable by the Selling Stockholder and the Company. The Company will not receive any of the proceeds from the Offering or any of the proceeds from the sale of any additional shares pursuant to the option. The shares are expected to be delivered to the underwriter on or about August 19, 2013, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-187336) previously filed with the Securities and Exchange Commission and a preliminary and final prospectus supplement thereunder. The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the underwriters with customary indemnification rights under the Underwriting Agreement.

A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

Amendment to Stockholders’ Agreement

In connection with the Offering, the Company and one of the Selling Stockholders, Kohlberg Investors V, L.P., entered into Amendment No. 3 & Waiver (‘‘Amendment No. 3’’), dated August 13, 2013, to the Stockholders’ Agreement, dated as of January 24, 2010, as amended on March 8, 2013 and further amended on March 14, 2013 (the ‘‘Stockholders’ Agreement’’), among the Company, the Selling Stockholders, Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd. As the Majority Stockholder (as defined under the Stockholders’ Agreement) Kohlberg Investors V, L.P. had the authority to enter into Amendment No. 3 on behalf of the Selling Stockholders and the other stockholder parties to the Stockholders Agreement.

Pursuant to Amendment No. 3, the Company waived the Selling Stockholders’ obligation pursuant to the Stockholders’ Agreement to cause the removal or the resignation of one or both of the Selling Stockholders’ nominees from the Company’s board of directors if the Selling Stockholders own less than 50% or less than 15%, as the case may be, of the Initial Kohlberg Shares (as defined in the Stockholders’ Agreement) following the completion of the Offering or at any time thereafter. Under Amendment No. 3, the waiver will remain in effect, and the Selling Stockholders’ nominees will remain in office, only until the earliest of (i) the completion of the Company’s 2014 annual meeting of stockholders, (ii) the date that the Company’s board of directors, in its sole discretion, requests one or both Selling Stockholder nominees to resign and such director submits his resignation in accordance therewith; or (iii) the death, disability, retirement or other resignation or removal of such nominee.

A copy of Amendment No. 3 is filed herewith as Exhibit 1.2 and is incorporated herein by reference. The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.2.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company, certain selling stockholders named therein and Morgan Stanley & Co. LLC as representative for the underwriters named therein, dated as of August 13, 2013.

1.2	Amendment No. 3 & Waiver (‘‘Amendment No. 3’’), dated as of August 13, 2013, to the Stockholders’ Agreement, dated as of January 24, 2010, as amended on March 8, 2013 and further amended on March 14, 2013 by and among the Company, Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: August 19, 2013	By:	/s/ Kimberlee C. Seah
Kimberlee C. Seah
Senior Vice President and General Counsel

Index to Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement among the Company, certain selling stockholders named therein and Morgan Stanley & Co. LLC as representative for the underwriters named therein, dated as of August 13, 2013.

1.2	Amendment No. 3 & Waiver (‘‘Amendment No. 3’’), dated as of August 13, 2013, to the Stockholders’ Agreement, dated as of January 24, 2010, as amended on March 8, 2013 and further amended on March 14, 2013 by and among the Company, Kohlberg Investors V, L.P., Kohlberg Partners V, L.P., Kohlberg Offshore Investors V, L.P., Kohlberg TE Investors V, L.P., KOCO Investors V, L.P., Robert Cucuel, Mary Jane Graves, Nitin Patel, Joey Ryan, Colleen Lederer, Blackstone Mezzanine Partners II L.P., Blackstone Mezzanine Holdings II L.P., and S.A.C. Domestic Capital Funding, Ltd.